SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-STANDARD MOTOR PRDCT

          GABELLI INTERNATIONAL LTD
                                 9/03/98            3,300            22.6932
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/09/98            2,000            20.5500
                                 9/02/98            3,000            23.1125
               THE GABELLI EQUITY TRUST,INC.
                                10/21/98            7,500            24.0500
                                10/21/98            4,600            21.0000
                                10/12/98            5,000            21.4213
                                10/09/98            5,000            21.0375
               THE GABELLI ASSET FUND
                                 9/30/98            7,000            23.9250
                                 9/28/98           10,000            24.0500
               THE GABELLI CAPITAL ASSET FUND
                                10/21/98            2,500            24.0500
          GAMCO INVESTORS, INC.
                                10/05/98            1,300            24.0000
                                10/02/98              600            24.0000
                                 9/30/98            2,500            23.8800
                                 9/29/98              600            24.0000
                                 9/28/98            5,000            23.9964
                                 9/25/98            2,500            24.0000
                                 9/24/98            2,500            23.9950
                                 9/08/98           30,000-           23.0000
                                 9/08/98           20,000-           23.5625
                                 9/08/98           50,000            23.1892
                                10/21/98            1,000            24.2500
                                10/20/98              800            22.9766
                                10/12/98            2,000-           21.3750
                                10/09/98            2,500            20.6250
                                10/07/98            3,000            22.3125
                                 9/28/98            2,000            23.9964
                                 9/23/98            1,000            24.7500
                                 9/22/98              200-           25.1250






                                             SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-STANDARD MOTOR PRDCT

          GAMCO INVESTORS, INC.
                                 9/08/98              500            23.1250
                                 9/02/98            3,000            23.1667

































          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.